Filed pursuant to Rule 424(b)(5)
Registration No. 333-179728

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 3, 2014

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 27, 2012)

$

International Paper Company

$         of     % Notes due 2024

$         of     % Notes due 2044

The     % Notes due 2024 (the “2024 notes”) will bear interest at the rate of     % per year. The     % Notes due 2044 (the “2044 notes”) will bear interest at the rate of     % per year. Interest on the notes will be payable on             and             of each year, beginning                     , 2014. The 2024 notes will mature on                     , 2024, and the 2044 notes will mature on                     , 2044. We may redeem some or all of the notes at any time at the redemption prices discussed under the caption “Description of the Notes—Optional Redemption.” If we experience a Change of Control Triggering Event with respect to the notes of a series, we will be required to offer to repurchase such notes from holders at 101% of the principal amount thereof. See “Description of the Notes—Change of Control Triggering Event.”

The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Per 2024 Note		Total	Per 2044 Note		Total
Public Offering Price		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds to International Paper (before expenses)		%	$		%	$

Interest on the notes will accrue from                     , 2014.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company, including Euroclear and Clearstream Luxembourg, as participants, on or about                     , 2014.

Joint Book-Running Managers

Deutsche Bank Securities	RBS

BBVA	BNP PARIBAS	Credit Agricole CIB

Mizuho Securities	SMBC Nikko

                    , 2014

PROSPECTUS SUPPLEMENT

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (A) this prospectus supplement, which describes the terms of the notes that we are currently offering, and (B) the accompanying prospectus, which provides, among other things, general information about our debt securities, some of which may not apply to the notes that we are currently offering. The information contained in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents above. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

As used in this prospectus supplement, the terms “International Paper,” the “Company,” “we,” “us” and “our” refer to International Paper Company and its subsidiaries, unless the context requires otherwise, such as in “Summary—The Offering” and “Description of the Notes.”

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. These include statements concerning our financial condition, results of operations and business. These statements are often identified by the words “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” and words of similar import.

These forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties. A number of factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include, among other things, the following:

•	the level of our indebtedness and increases in interest rates;

•

industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products;

•

global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations;

•	the amount of our future pension funding obligation;

•	changes in tax laws and pension and health care costs;

•	unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation;

•	whether we experience a material disruption at one of our manufacturing facilities;

•	risks inherent in conducting business through a joint venture;

•

the receipt of governmental and other approvals and favorable rulings associated with the agreed-upon transaction combining xpedx with Unisource, the successful fulfillment or waiver of all other closing conditions for the transaction without unexpected delays or conditions, and the successful closing of the transaction within the estimated timeframe; and

•	our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings.

In view of such uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information concerning these and other factors is contained in our filings with the SEC, including, but not limited to, (i) our Annual Report on Form 10-K for the year ended December 31, 2013 and (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

S-iii

SUMMARY

International Paper Company

We are a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia, Africa and the Middle East. We are a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

In the United States at March 31, 2014, we operated 24 pulp, paper and packaging mills, 176 converting and packaging plants, 18 recycling plants and three bag facilities. Production facilities at March 31, 2014 in Europe, Asia, Latin America and South America included 16 pulp, paper and packaging mills, 71 converting and packaging plants and two recycling plants. We distribute printing, packaging, graphic arts, maintenance and industrial products principally through over 81 distribution branches in the United States and 17 distribution branches located in Mexico and Asia. At March 31, 2014, we owned or managed approximately 336,000 acres in Brazil and had, through licenses and forest management agreements, harvesting rights on government-owned forestlands in Russia. Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to industry capacity and general economic conditions.

For management and financial reporting purposes, our businesses are separated into four segments: Industrial Packaging, Printing Papers, Consumer Packaging and Distribution. The Company’s 50% equity interest in Ilim Holding S.A. is also a separate reportable industry segment.

On January 28, 2014, we announced that International Paper, Veritiv Corporation (f/k/a xpedx Holding Company) (“SpinCo”), a company we recently formed to hold xpedx, the business of which comprises our Distribution segment, UWW Holdings, Inc. (“Unisource”) and related entities had entered into a merger agreement, a contribution and distribution agreement and related agreements, providing for the pro rata, tax-free, spin-off distribution of shares of common stock of SpinCo to International Paper’s shareholders and the merger of Unisource with and into SpinCo with SpinCo as the surviving company in the merger. As a result of the spin-off distribution and the merger, International Paper’s shareholders will own approximately 51%, and the sole shareholder of Unisource will own approximately 49%, of the shares of common stock of SpinCo on a fully diluted basis. We anticipate that the spin-off distribution and the merger will be completed in mid-2014.

For the year ended December 31, 2013, our net sales were $29.0 billion and the net earnings attributable to us were $1,395 million, which includes restructuring and other charges of $210 million, after taxes. For the three months ended March 31, 2014, our net sales were $7.0 billion and the net loss attributable to us was $95 million.

The address of our principal executive offices is 6400 Poplar Avenue, Memphis, Tennessee 38197 and our main telephone number is 901-419-9000.

Concurrent Debt Tender Offer

On June 3, 2014, we commenced an offer to purchase for cash (the “Tender Offer”) up to an aggregate principal amount of $1.0 billion (subject to increase) of our outstanding 7.95% notes due 2018 (the “7.95% Notes”) and 9.375% notes due 2019 (the “9.375% Notes” and, together with the 7.95% Notes, the “Tender Notes”). We intend to fund the purchase of the Tender Notes in the Tender Offer with all or a portion of the net proceeds from this offering.

As of the commencement of the Tender Offer, $1,429 million aggregate principal amount of the 7.95% Notes and $859 million aggregate principal amount of the 9.375% Notes were outstanding. The Tender Offer is conditioned upon the satisfaction or waiver of certain conditions, including (i) the completion by us of one or more public offerings of unsecured senior debt securities in an aggregate principal amount of not less than $1.0 billion by the early settlement date in the Tender Offer and (ii) specified other conditions. The Tender Offer is being made on the terms and subject to the conditions described in the offer to purchase, dated June 3, 2014, relating to the Tender Offer (the “Offer to Purchase”). The Tender Offer is being made solely pursuant to, and is governed by, the Offer to Purchase. We cannot assure you that the Tender Offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the Tender Notes will be tendered and purchased in the Tender Offer.

This offering is not conditioned upon the consummation of the Tender Offer.

Recent Developments

On May 28, 2014, the Company’s Board of Directors (the “Board”) appointed Mark S. Sutton as President and Chief Operating Officer and elected him as a director, effective June 1, 2014. Mr. Sutton’s term as a director will expire at the annual meeting of our stockholders in May 2015, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Sutton, the size of the Board is now 12 members.

Mr. Sutton, age 52, previously served as Senior Vice President – Industrial Packaging of International Paper, a position he had held since November 2011. He served as Senior Vice President – Printing & Communications Papers the Americas of International Paper from 2010 to 2011, as Senior Vice President – Global Supply Chain of International Paper from 2008 through 2009, and as Vice President – Global Supply Chain of IP from 2007 to 2008. He served as Vice President – Strategic Planning of International Paper from 2005 to 2007. He joined the Company in 1984.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes.” As used in this “Summary—The Offering,” the terms “International Paper Company,” the “Company,” “we,” “our,” “us” and other similar references refer only to International Paper Company and not to any of its subsidiaries.

Issuer	International Paper Company.

Notes Offered	$ aggregate principal amount of % Notes due 2024 (referred to as the 2024 notes). $ aggregate principal amount of % Notes due 2044 (referred to as the 2044 notes). We refer to the 2024 notes and the 2044 notes collectively as the notes.

Maturity Date	The 2024 notes will mature on , 2024. The 2044 notes will mature on , 2044.

Interest Rate	% per year in the case of the 2024 notes and % per year in the case of the 2044 notes.

Interest Payment Dates	and of each year, beginning , 2014.

Ranking	The notes will be our senior unsecured debt and will rank equally with all of our existing and future senior unsecured debt. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the value of the assets securing that debt. The notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries.

Optional Redemption

If the 2024 notes or 2044 notes are redeemed prior to                     , 2024 (the date which is three months prior to the final maturity of the 2024 notes) or                     , 2043 (the date which is six months prior to the final maturity of the 2043 notes), respectively, we may redeem all or a portion of the notes, at our option, at any time or from time to time at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date, and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date, on a semi-annual basis, at the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”) plus             basis points with respect to the 2024 notes and             basis points with respect to the 2044 notes, plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date. If the 2024 notes and the 2044 notes are

redeemed on or after                     , 2024 (the date which is three months prior to the final maturity of the 2024 notes) or                     , 2043 (the date which is six months prior to the final maturity of the 2044 notes), respectively, the redemption price for the notes to be redeemed will equal 100% of the principal amount of such notes, plus accrued and unpaid interest to the redemption date. See “Description of the Notes—Optional Redemption.”

Offer to Repurchase Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein) with respect to the notes of a series, we will be required to make an offer to purchase the notes of such series at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.”

Sinking Fund	None.

Covenants	The indenture that will govern the notes contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the Notes—Certain Covenants.”

Form of Notes	Global notes, held in the name of The Depository Trust Company.

Use of Proceeds	The net proceeds, after deducting underwriters’ discounts and commissions and other estimated offering expenses payable by us, from the sale of the notes offered hereby will be approximately $ million. We intend to use all or a portion of the net proceeds from this offering to fund the purchase price of the Tender Notes tendered and accepted by us for purchase in the Tender Offer, including the payment of accrued interest. We intend to use any net proceeds remaining from this offering, including if the Tender Offer is not consummated, for general corporate purposes, including repayment of indebtedness. See “Use of Proceeds.”

Governing Law	State of New York.

Summary Historical Financial Data

Our summary historical financial information presented below as of and for the three years ended December 31, 2013 has been derived from our audited consolidated financial statements. The summary historical financial information as of and for the three months ended March 31, 2014 and March 31, 2013 has been derived from our unaudited condensed consolidated financial statements and includes all adjustments (consisting of normal recurring items) which are, in our opinion, necessary for a fair presentation of our financial position as of such dates and results of operations for such periods. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results for our full fiscal year ending December 31, 2014.

The summary historical financial information should be read in conjunction with our filings with the SEC. Our summary historical financial information set forth below should be read in conjunction with the following, each of which is incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2013; and

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

	For the Three Months Ended March 31,				For the Year Ended December 31,
	2014		2013		2013		2012		2011
	(Dollar amounts in millions)
	(Unaudited)
Statement of operations data:
Net sales	$7,014		$7,090		$29,080		$27,833		$26,034
Costs and expenses:
Cost of products sold	5,175		5,220		21,223		20,587		18,960
Selling and administrative expenses	528		567		2,205		2,092		1,887
Depreciation, amortization and cost of timber harvested	352		379		1,547		1,486		1,332
Distribution expenses	400		422		1,732		1,611		1,390
Taxes other than payroll and income taxes	47		49		185		166		146
Restructuring and other charges	517		59		210		109		102
Impairment of goodwill and other intangibles	—		—		527		—		—
Net (gains) losses on sales and impairments of businesses	—		—		3		86		218
Net bargain purchase gain on acquisition of business	—		—		(13)		—		—
Interest expense, net	142		164		612		672		541

Earnings (loss) from continuing operations before income taxes and equity earnings	(147	)(b)	230	(d)	849	(f)	1,024	(i)	1,458	(l)
Income tax provision (benefit)	(83	)(c)	(69	)(e)	(523	)(h)	331		311
Equity earnings (loss), net of taxes	(33)		(10)		(39)		61		140

Earnings (loss) from continuing operations	(97)		289		1,333		754		1,287
Discontinued operations, net of taxes	(2)		26		45	(g)	45	(j)	49	(m)

Net earnings (loss)	(99	)(b-c)	315	(d-e)	1,378	(f-h)	799	(i-k)	1,336	(l-n)
Less: Net earnings attributable to noncontrolling interests	(4)		(3)		(17)		5		14

Net earnings (loss) attributable to International Paper Company	$(95	)(b-c)	$318	(d-e)	$1,395	(f-h)	$794	(i-k)	$1,322	(l-n)

	For the Three Months Ended March 31,			For the Year Ended December 31,
	2014	2013		2013		2012		2011
	(Dollar amounts in millions)
	(Unaudited)
Balance sheet data (at period end):
Working capital(a)	$3,705			$3,898		$3,907		$5,718
Plants, properties and equipment, net	13,194			13,672	(f-h)	13,949	(i-k)	11,817
Forestlands	578			557		622		660
Total assets	30,695			31,528		32,153		27,018
Long-term debt, including notes payable and current maturities	9,428			9,488		10,140		9,908
Total equity	7,746			8,284		6,636		6,985

Other financial data:
Cash provided by operations—continuing operations	$473	$516		$2,998		$2,960		$2,675
Cash (used for) provided by investment activities—continuing operations	(370)	(788)		(828)		(4,768)		(1,487)
Cash (used for) provided by financing activities—continuing operations	(563)	(106)		(1,688)		(795)		742
Capital expenditures	277	216		1,198		1,383		1,159
Ratio of earnings to fixed charges(o)	—	2.15	x	2.18	x	2.21	x	3.19	x

(a)	Current assets minus current liabilities.
(b)	Includes a pre-tax charge of $12 million ($7 million after taxes) for integration costs associated with the acquisition of Temple-Inland. Also includes a pre-tax charge of $495 million ($302 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the announced spin-off of the xpedx operations, a pre-tax charge of $2 million ($0 million after taxes) for costs associated with the restructuring of our xpedx operations, and a pre-tax charge of $4 million ($3 million after taxes) for other items.
(c)	Includes a tax expense of $10 million associated with a state legislative change and a tax benefit of $1 million for other items.
(d)	Includes a pre-tax charge of $12 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland. Also includes a pre-tax charge of $44 million ($27 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, a pre-tax charge of $6 million ($4 million after taxes) for debt extinguishment costs, a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $2 million ($1 million after taxes) for other items, and interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.
(e)	Includes a tax benefit of $93 million associated with the closing of a U.S. federal income tax audit and a net tax expense of $2 million related to internal restructurings. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013.
(f)	Includes restructuring and other charges of $210 million before taxes ($131 million after taxes) including pre-tax charges of $25 million ($16 million after taxes) for early debt extinguishment costs, pre-tax charges of $32 million ($19 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, pre-tax charges of $118 million ($72 million after taxes) for costs associated with the announced shutdown of our Courtland, Alabama mill, a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta, Georgia mill, pre-tax charges of $22 million ($14 million after taxes) for costs associated with the spin-off of our xpedx operations and a net pre-tax gain of $2 million (a loss of $1 million after taxes) for other items. Also included are a pre-tax goodwill impairment charge of $400 million ($366 million after taxes) related to our xpedx business, a pre-tax goodwill and trade name intangible asset impairment of $127 million ($122 million after taxes) related to our India Papers business, pre-tax charges of $9 million ($5 million ) to adjust the value of two Company airplanes to fair value, pre-tax charges of $62 million ($38 million after taxes) for integration costs associated with the acquisition of Temple-Inland, pre-tax charges of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota, and a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the acquisition of a majority share of our operations in Turkey.
(g)	Includes the operating results of the Temple-Inland Building Products business through the date of sale in July 2013 and pre-tax charges of $24 million ($19 million after taxes) for expenses associated with the divestiture of the Temple-Inland Building Products business.

(h)	Includes a tax benefit of $744 million associated with the closings of U.S. federal tax audits, a tax benefit of $31 million for an income tax reserve release and a net tax loss of $1 million for other items.
(i)	Includes restructuring and other charges of $109 million before taxes ($70 million after taxes) including pre-tax charges of $48 million ($30 million after taxes) for early debt extinguishment costs, pre-tax charges of $44 million ($28 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, and pre-tax charges of $17 million ($12 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in EMEA. Also included are a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value, pre-tax charges of $164 million ($108 million after taxes) for integration costs associated with the acquisition of Temple-Inland, a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, and pre-tax charges of $29 million ($55 million after taxes) for costs associated with the divestiture of three containerboard mills.
(j)	Includes pre-tax charges of $15 million ($9 million after taxes) for expenses associated with pursuing the divestiture of the Temple-Inland Building Products business and the operating results of the Temple-Inland Building Products business.
(k)	Includes a net tax expense of $14 million related to internal restructurings and a $5 million expense to adjust deferred tax assets related to post-retirement prescription drug coverage (Medicare Part D reimbursement).
(l)	Includes restructuring and other charges of $102 million before taxes ($90 million after taxes) including pre-tax charges of $49 million ($34 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, pre-tax charges of $32 million ($19 million after taxes) for early debt extinguishment costs, pre-tax charges of $18 million ($12 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, pre-tax charges of $20 million ($12 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, and a pre-tax gain of $24 million ($15 million after taxes) related to the reversal of environmental and other reserves due to the announced repurposing of a portion of the Franklin mill. Also included are a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota, a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business, pre-tax charges of $78 million (a gain of $143 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business, and a charge of $11 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.
(m)	Includes a pre-tax gain of $50 million ($30 million after taxes) for an earnout provision related to the sale of the Company’s Kraft Papers business completed in January 2007. Also, the Company sold its Brazilian Coated Paper business in the third quarter 2006. Local country tax contingency reserves were included in the business’ operating results in 2005 and 2006 for which the related statute of limitations has expired. The reserves were reversed and a tax benefit of $15 million plus associated interest income of $6 million ($4 million after taxes) was recorded.
(n)	Includes a tax benefit of $222 million related to the reduction of the carrying value of the Shorewood business and the write-off of a deferred tax liability associated with Shorewood, a $24 million tax expense related to internal restructurings, a $9 million tax expense for costs associated with our acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a $13 million tax benefit related to the release of a deferred tax asset valuation allowance, and a $2 million tax expense for other items.
(o)	For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax earnings before extraordinary items and the cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, we believe, approximates one-third of rent expense), preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the estimated interest factor in rent expense and preferred dividends of subsidiaries. For the quarter ended March 31, 2014, our earnings were insufficient to cover fixed charges by approximately $141.7 million.

RISK FACTORS

You should carefully consider the risks described below and in the documents incorporated by reference herein before making a decision to invest in the notes. Some of these factors relate principally to our business. Other factors relate principally to your investment in the notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Relating to the Amount of Our Indebtedness and the Notes

Our substantial debt could adversely affect our business and limit our ability to plan for or respond to changes in our business.

As of March 31, 2014, we had $9.4 billion of long-term debt, including $0 of indebtedness outstanding under our credit facilities and $8.8 billion of indebtedness outstanding under our floating and fixed rate notes. The level of our indebtedness could have important consequences to our financial condition, operating results and business, including the following:

•

it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, dividends, share repurchases, debt service requirements, acquisitions and general corporate or other purposes;

•

a portion of our cash flows from operations will be dedicated to payments on indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities;

•	the debt service requirements of our indebtedness could make it more difficult for us to satisfy other obligations;

•	our indebtedness that is subject to variable rates of interest exposes us to increased debt service obligations in the event of increased interest rates;

•	it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

•	it may increase our vulnerability to a downturn in general economic conditions or in our business, and may make us unable to carry out capital spending that is important to our growth.

In addition, the restrictions in certain of our credit agreements may prevent us from taking actions that we believe would be in the best interest of our business and may make it difficult for us to execute our business strategy successfully or effectively compete with companies that are not similarly restricted. For example, certain of our loan agreements require us to maintain a total debt-to-total capital ratio, as defined in those agreements, of not greater than 0.6 to 1.00. As of March 31, 2014, we had a total debt-to-total capital ratio, as calculated in accordance with these agreements, of 0.4 to 1.00.

We and our subsidiaries may also be able to incur substantial additional indebtedness in the future and the agreements governing such indebtedness might subject us to additional restrictive covenants that could affect our financial and operational flexibility. The terms of the indenture governing the notes do not prohibit us or our subsidiaries from doing so. If new indebtedness is added to our current indebtedness levels, the related risks that we now face would increase, and this may make it more difficult for us to satisfy our obligations with respect to the notes and may lead to a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

Increases in interest rates will increase the cost of servicing our debt, could reduce our profitability and could result in a decrease in the value of the notes.

As of March 31, 2014, approximately $1.0 billion of our outstanding indebtedness bears interest at variable rates. As a result, increases in interest rates will increase the cost of servicing such debt and could materially reduce our profitability and cash flows. As of March 31, 2014, each one percentage point increase in interest rates would result in a $10.0 million increase in the annual cash interest payments due on such indebtedness. While we periodically use derivatives or other financial instruments to hedge exposures to interest rate risks, no assurances can be made that effective hedges will be in place with respect to all or any of our variable rate debt, or that any hedges that are in place will be honored.

We may not be able to generate sufficient cash flows to meet our substantial debt service obligations.

We have considerable debt service obligations. Our ability to make payments on and to refinance our debt obligations and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business. Additionally, we may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.

As described under “Description of the Notes—Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity. In addition, if we experience a Change of Control Triggering Event, we may not have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes; or

•	provide for any adjustment to the interest rate on the notes in the event our credit rating is downgraded (unlike certain of our other outstanding notes).

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes are effectively junior to the existing and future liabilities of our subsidiaries and consolidated joint ventures and any secured debt we may incur to the extent of the assets securing the same.

Our subsidiaries and consolidated joint ventures are separate and distinct legal entities and have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans or advances by our subsidiaries and consolidated joint ventures could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. As of March 31, 2014, our subsidiaries and consolidated joint ventures had approximately $3.1 billion of debt outstanding, including $2.14 billion in nonrecourse loans borrowed by Temple and secured only by the $2.38 billion of notes and the letters of credit received when Temple sold its timberland in 2007.

The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. As of March 31, 2014, we had $2.14 billion of secured debt outstanding comprising the nonrecourse loans borrowed by Temple.

There is currently no market for the notes and we cannot assure you that an active trading market will develop. The notes may trade at prices below the price you paid for them.

Each series of the notes is a new issue of securities with no established trading market. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in both series of notes. However, they are not obligated to do so and may discontinue any market-making in either series of the notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for either series of notes will develop or that you will be able to sell your notes at a particular time. Even if you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, some of which are outside our control, including:

•	our financial performance, actual and projected;

•	the amount of debt we have outstanding;

•	the market for similar securities;

•	our credit ratings or the ratings on the notes, if any;

•	the redemption and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result, you may not be able to sell your notes at the price you paid for them. Additionally, as market interest rates rise, debt securities that bear interest at a fixed rate, such as the notes, will generally decline in value as the premium, if any, over market interest rates decreases. Consequently, if you purchase notes and market interest rates increase, the market value of your notes may decline.

Risks Relating to Industry Conditions

Changes in the cost or availability of raw materials, energy and transportation could affect our profitability.

We rely heavily on the use of certain raw materials (principally virgin wood fiber, recycled fiber, caustic soda and starch), energy sources (principally natural gas, coal and fuel oil) and third-party companies that transport our goods. The market price of virgin wood fiber varies based upon availability and source. Increased demand for biomass to meet a growing number of government mandates and incentives to promote the use of biomass for renewable electrical energy generation may also impact pricing and availability of virgin wood fiber. In addition, the increase in demand of products manufactured, in whole or in part, from recycled fiber, on a global basis, may cause an occasional tightening in the supply of recycled fiber. Energy prices, in particular prices for oil and natural gas, have fluctuated dramatically in the past and may continue to fluctuate in the future.

Our profitability has been, and will continue to be, affected by changes in the costs and availability of such raw materials, energy sources and transportation sources.

The industries in which we operate experience both economic cyclicality and changes in consumer preferences. Fluctuations in the prices of and the demand for our products could materially affect our financial condition, results of operations and cash flows.

Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to industry capacity and general economic conditions. The length and magnitude of these cycles have varied over time and by product. In addition, changes in consumer preferences may increase or decrease the demand for our fiber-based products and non-fiber substitutes. These consumer preferences affect the prices of our products. Consequently, our operating cash flow is sensitive to changes in the pricing and demand for our products.

Competition in the United States and internationally could negatively impact our financial results.

We operate in a competitive environment, both in the United States and internationally, in all of our operating segments. Product innovations, manufacturing and operating efficiencies and marketing, distribution and pricing strategies pursued or achieved by competitors could negatively impact our financial results.

Risks Relating to Market and Economic Factors

Adverse developments in general business and economic conditions could have an adverse effect on the demand for our products and our financial condition and results of operation.

General economic conditions may adversely affect industrial non-durable goods production, consumer spending, commercial printing and advertising activity, white-collar employment levels and consumer confidence, all of which impact demand for our products. In addition, a return to volatility in the capital and credit markets, which impacts interest rates, currency exchange rates and the availability of credit, could have a material adverse effect on our business, financial condition and our results of operations.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and have an adverse effect on the market price of our securities, including the notes.

Maintaining an investment-grade credit rating is an important element of our financial strategy, and a downgrade of our Company’s ratings below investment grade may limit our access to the capital markets, have an adverse effect on the market price of our securities, including the notes, increase our cost of borrowing and require us to post collateral for derivatives in a net liability position. The Company’s desire to maintain its investment grade rating may cause the Company to take certain actions designed to improve its cash flow, including sale of assets, suspension or reduction of our dividend and reductions in capital expenditures and working capital.

Under the terms of the agreements governing approximately $4.3 billion of our debt as of March 31, 2014, the applicable interest rate on such debt may increase upon any downgrade in our credit ratings. As a result, a downgrade in our credit ratings may lead to an increase in our interest expense. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Any such downgrade of our credit ratings could adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in agreements governing the terms of any future indebtedness that we may incur.

Downgrades in the credit ratings of banks issuing certain letters of credit will increase our cost of maintaining such indebtedness and may result in the acceleration of deferred taxes.

We are subject to the risk that a bank that currently issued irrevocable letters of credit supporting installment notes delivered to the Company in connection with our 2006 and Temple-Inland’s 2007 sales of forestlands may be downgraded below a required rating. Since 2006, certain banks have fallen below the required ratings threshold and were successfully replaced, or waivers were obtained regarding their replacement. As a result of continuing uncertainty in the banking environment, a number of the letter-of-credit banks currently in place remain subject to risk of downgrade and the number of qualified replacement banks remains limited. The downgrade of one or more of these banks may subject the Company to additional costs of securing a replacement letter-of-credit bank or could result in an acceleration of deferred taxes if a replacement bank cannot be obtained. See Note 13 to our unaudited consolidated financial statements for the quarter ended March 31, 2014 and Note 12 to our audited consolidated financial statements for the year ended December 31, 2013, each incorporated by reference into this prospectus supplement.

Our pension and health care costs are subject to numerous factors which could cause these costs to change.

We have defined benefit pension plans covering substantially all U.S. salaried employees hired prior to July 1, 2004 and substantially all hourly and union employees regardless of hire date. We provide retiree health care benefits to certain of our U.S. salaried and certain hourly employees. Our pension costs are dependent upon numerous factors resulting from actual plan experience and assumptions of future experience. Pension plan assets are primarily made up of equity and fixed income investments. Fluctuations in actual equity market returns, changes in general interest rates and changes in the number of retirees may result in increased pension costs in future periods. Likewise, changes in assumptions regarding current discount rates and expected rates of return on plan assets could also increase pension and health care costs. Significant changes in any of these factors may adversely impact our cash flows, financial condition and results of operations.

Our pension plans are currently underfunded, and over time we may be required to make cash payments to the plans, reducing the cash available for our business.

We record a liability associated with our pension plans equal to the excess of the benefit obligation over the fair value of plan assets. The benefit liability recorded under the provisions of Accounting Standards Codification (ASC) 715, “Compensation—Retirement Benefits,” at March 31, 2014 was $2.3 billion. This includes liability for the International Paper Company pension plans as well as the Temple-Inland Retirement Plan, for which we have responsibility in connection with the Temple-Inland acquisition. The amount and timing of future contributions will depend upon a number of factors, principally the actual earnings and changes in values of plan assets and changes in interest rates.

Changes in international conditions could adversely affect our business and results of operations.

Our operating results and business prospects could be substantially affected by risks related to the countries outside the United States in which we have manufacturing facilities or sell our products. Specifically, Brazil, Russia, Poland, China, India and Turkey, where we have substantial manufacturing facilities, are countries that are exposed to economic and political instability in their respective regions of the world. Downturns in economic activity, adverse tax consequences, fluctuations in the value of local currency versus the U.S. dollar, nationalization or any change in social, political or labor conditions in any of these countries or regions could negatively affect our financial results. Trade protection measures in favor of local producers of competing products, including governmental subsidies, tax benefits and other measures giving local producers a competitive advantage over the Company, may also adversely impact our operating results and business prospects in these countries. In addition, our international operations are subject to regulation under U.S. law and other laws related to operations in foreign jurisdictions. For example, the Foreign Corrupt Practices Act prohibits U.S. companies and their representatives from offering, promising, authorizing or making payments to foreign officials for the purpose of obtaining or retaining business abroad. Failure to comply with domestic or foreign laws could result in various adverse consequences, including the imposition of civil or criminal sanctions and the prosecution of executives overseeing our international operations.

Risks Relating to Legal Proceedings and Compliance Costs

We are subject to a wide variety of laws, regulations and other government requirements that may change in significant ways, and the cost of compliance with such requirements could impact our business and results of operations.

Our operations are subject to regulation under a wide variety of U.S. federal and state and non-U.S. laws, regulations and other government requirements—including, among others, those relating to the environment, health and safety and to labor and employment. There can be no assurance that laws, regulations and government requirements will not be changed, applied or interpreted in ways that will require us to modify our operations and objectives or affect our returns on investments by restricting existing activities and products, subjecting them to escalating costs. For example, we have incurred, and expect that we will continue to incur, significant capital, operating and other expenditures complying with applicable environmental laws and regulations. There can be no assurance that future remediation requirements and compliance with existing and new laws and requirements, including with global climate change laws and regulations, Boiler MACT and National Ambient Air Quality Standards (NAAQSs), will not require significant expenditures, or that existing reserves for specific matters will be adequate to cover future costs. We could also incur substantial fines or sanctions, enforcement actions (including orders limiting our operations or requiring corrective measures), natural resource damages claims, cleanup and closure costs, and third-party claims for property damage and personal injury as a result of violations of, or liabilities under, environmental laws, regulations, codes and common law. The amount and timing of environmental expenditures is difficult to predict, and, in some cases, liability may be imposed without regard to contribution or to whether we knew of, or caused, the release of hazardous substances. As another example, we are subject to a number of labor and employment laws and regulations that could significantly increase our operating costs and reduce our operational flexibility.

Results of legal proceedings could have a material adverse effect on our consolidated financial statements.

The costs and other effects of pending litigation against us cannot be determined with certainty. Although we believe that the outcome of any pending or threatened lawsuits or claims, or all of them combined, will not have a material adverse effect on our business or consolidated financial statements, there can be no assurance that the outcome of any lawsuit or claim will be as expected.

Risks Relating to Our Operations

Material disruptions at one of our manufacturing facilities could negatively impact our financial results.

We operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities. A material disruption at our corporate headquarters or one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial condition. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	fires, floods, earthquakes, hurricanes or other catastrophes;

•	the effect of a drought or reduced rainfall on its water supply;

•	the effect of other severe weather conditions on equipment and facilities;

•	terrorism or threats of terrorism;

•	domestic and international laws and regulations applicable to us and our business partners, including joint venture partners, around the world;

•	unscheduled maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	a chemical spill or release;

•	explosion of a boiler;

•	damage or disruptions caused by third parties operating on or adjacent to one of our manufacturing facilities;

•	disruptions in the transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

•	labor difficulties; and

•	other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned expenditures. If one of these machines or facilities were to incur significant downtime, our ability to meet our production targets and satisfy customer requirements could be impaired, resulting in lower sales and having a negative effect on our business and financial results.

We are subject to cyber-security risks related to breaches of security pertaining to sensitive company, customer, employee and vendor information as well as breaches in the technology that manages operations and other business processes.

Our business operations rely upon secure information technology systems for data capture, processing, storage and reporting. Despite careful security and controls design, implementation, updating and independent third party verification, our information technology systems, and those of our third party providers, could become subject to cyber attacks. Network, system, application and data breaches could result in operational disruptions or information misappropriation including, but not limited to interruption to systems availability, denial of access to and misuse of applications required by our customers to conduct business with us. Access to internal applications required to plan our operations, source materials, manufacture and ship finished goods and account for orders could be denied or misused. Theft of intellectual property or trade secrets, and inappropriate disclosure of confidential information, could stem from such incidents. Any of these operational disruptions and/or misappropriation of information could result in lost sales, business delays, negative publicity and could have a material effect on our business.

Several operations are conducted by joint ventures that we cannot operate solely for our benefit.

Several operations, particularly in emerging markets, are carried on by joint ventures such as the Ilim joint venture in Russia. In joint ventures, we share ownership and management of a company with one or more parties who may or may not have the same goals, strategies, priorities or resources as we do. In general, joint ventures are intended to be operated for the benefit of all co-owners, rather than for our exclusive benefit. Operating a business as a joint venture often requires additional organizational formalities as well as time-consuming procedures for sharing information and making decisions. In joint ventures, we are required to pay more attention to our relationship with our co-owners as well as with the joint venture, and if a co-owner changes, our relationship may be adversely affected. In addition, the benefits from a successful joint venture are shared among the co-owners, so that we do not receive all the benefits from our successful joint ventures. Our joint ventures, including the Ilim joint venture, are subject to challenges related to the political and economic situation in the countries in which they operate. For additional information with respect to our Ilim joint venture, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Ilim Holding S.A. Shareholder’s Agreement” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 incorporated by reference herein.

The agreed-upon transaction combining xpedx with Unisource may not be completed within the expected timeframe, or at all, and we may not achieve the expected benefits from this divestiture or from other strategic acquisitions, joint ventures and divestitures.

On January 28, 2014, we announced that Veritiv Corporation (f/k/a xpedx Holding Company) (“SpinCo”) and Unisource will merge under the terms of a definitive agreement that will result in the creation of a new publicly traded company. The transaction will be accomplished through a Reverse Morris Trust structure in which International Paper will indirectly contribute the assets of xpedx to a newly formed wholly owned subsidiary, SpinCo, in exchange for shares of common stock of SpinCo, a special payment of $400 million, subject to adjustments, expected to be financed with new debt in SpinCo’s capital structure, as well as the potential for an “earn-out” payment of up to $100 million payable in 2020. International Paper will distribute shares of SpinCo to International Paper shareholders on a pro rata basis in a manner intended to be tax-free to International Paper and its shareholders. The transaction is expected to be completed in mid-2014. Completion of the transaction is subject to the satisfaction (or waiver) of a number of important conditions that are beyond our control and may prevent, delay or otherwise negatively affect its completion. No assurance can be given that the transaction will be completed on the expected timeline or on the expected terms, including with respect to the amount of the special payment.

More broadly, our strategy for long-term growth, productivity and profitability depends, in part, on our ability to accomplish prudent strategic acquisitions, joint ventures and divestitures and to realize the benefits we expect from such transactions, and we are subject to the risk that we may not achieve the expected benefits. Among the benefits we expect from potential as well as recently completed acquisitions and joint ventures are synergies, cost savings, growth opportunities or access to new markets (or a combination thereof), and in the case of divestitures, the realization of proceeds from the sale of businesses and assets to purchasers placing higher strategic value on such businesses and assets than does International Paper.

If the spin-off of the xpedx business does not qualify as a tax-free spin-off under section 355 of the internal revenue code of 1986, as amended, including as a result of subsequent acquisitions of stock of International Paper or SpinCo, then International Paper may be required to pay substantial U.S. federal income taxes.

The spin-off of the xpedx business and the merger of Unisource with and into SpinCo are conditioned upon International Paper’s receipt of a private letter ruling from the U.S. Internal Revenue Service (“IRS”) to the effect that the spin-off and certain related transactions will qualify as tax-free to International Paper and the International Paper shareholders for U.S. federal income tax purposes. Although a private letter ruling from the IRS generally is binding on the IRS, the IRS ruling does not rule that the spin-off satisfies every requirement for a tax-free spin-off under Section 355 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and International Paper will rely solely on an opinion of counsel for comfort that such additional requirements are satisfied.

If the spin-off does not qualify as a tax-free spin-off under Section 355 of the Code, International Paper might recognize a substantial gain on the spin-off, and SpinCo may be required to indemnify International Paper for the tax on such gain pursuant to a tax matters agreement. There can be no assurance that SpinCo would have the resources or liquidity required to indemnify International Paper for any such taxable gain. In addition, the spin-off will be taxable to International Paper pursuant to Section 355(e) of the Code if there is a 50% or more change in ownership of either International Paper or SpinCo, directly or indirectly, as part of a plan or series of related transactions that include the spin-off. Because the International Paper shareholders will collectively own more than 50% of SpinCo’s common stock following the merger, the merger alone will not cause the spin-off to be taxable to International Paper under Section 355(e) of the Code. However, Section 355(e) of the Code might apply if other acquisitions of stock of International Paper before or after the merger, or of SpinCo after the merger, are considered to be part of a plan or series of related transactions that include the spin-off.

USE OF PROCEEDS

The net proceeds, after deducting underwriters’ discounts and commissions and other estimated offering expenses payable by us, from the sale of the notes offered hereby will be approximately $         million. We intend to use all or a portion of the net proceeds from this offering to fund the purchase price of the Tender Notes tendered and accepted by us for purchase in the Tender Offer, including the payment of accrued interest thereon. As of the commencement of the Tender Offer, $1,429 million aggregate principal amount of the 7.95% Notes and $859 million aggregate principal amount of the 9.375% Notes were outstanding. See “Summary—Concurrent Debt Tender Offer.”

The Tender Offer is conditioned upon the satisfaction or waiver of certain conditions, including (i) the completion by us of one or more public offerings of unsecured senior debt securities in an aggregate principal amount of not less than $1.0 billion by the early settlement date in the Tender Offer and (ii) specified other conditions. We cannot assure you that the Tender Offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the Tender Notes will be tendered and purchased in the Tender Offer. This offering is not conditioned upon the consummation of the Tender Offer.

We intend to use any net proceeds remaining from this offering, including if the Tender Offer is not consummated, for general corporate purposes, including repayment of indebtedness. Our management will determine the allocation and timing of the application of the net proceeds in light of market conditions and other relevant factors.

Pending application of the net proceeds from this offering, we will invest these funds in U.S. government obligations or other secure, short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 2013 and for the three months ended March 31, 2014.

	Three Months Ended March 31, 2014		Year Ended December 31,
			2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	—	(1)	2.18x	2.21x	3.19x	2.16x	2.58x

(1)	Our earnings were insufficient to cover fixed charges by approximately $141.7 million.

For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax earnings before extraordinary items and the cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, we believe, approximates one-third of rent expense), preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the estimated interest factor in rent expense and preferred dividends of subsidiaries.

CAPITALIZATION

We set forth below our (i) actual unaudited consolidated capitalization as of March 31, 2014 and (ii) unaudited consolidated capitalization as of March 31, 2014, as adjusted to give effect to the issuance of the notes. The as adjusted column does not give effect to the application of the net proceeds to fund the Tender Offer because, as of the date of this prospectus supplement, we do not know the amount of Tender Notes that will be tendered and accepted for purchase in the Tender Offer. See “Use of Proceeds.”

This information should be read in conjunction with our consolidated financial statements, including the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information pertaining to us included in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each of which is incorporated by reference in this prospectus supplement.

	As of March 31, 2014
	Actual	As Adjusted
	(In millions)
Cash and temporary investments(a)	$1,341	$

Debt:
Credit facilities(b)	$—	$
Notes offered hereby	—
Environmental and industrial development bonds	1,453
Other notes due 2014-2041	7,396
Nonrecourse financial liabilities of special purpose entities(c)	2,045
Other debt	579

Total debt, including notes payable and current maturities(d)	11,473
Total equity	7,746

Total capitalization	$19,219	$

(a)	We estimate that the net proceeds, after deducting underwriters’ discounts and commissions and other estimated offering expenses payable by us, from the sale of the notes offered hereby will be approximately $ million. Pending our application of such net proceeds as described in “Use of Proceeds,” we will invest such net proceeds in U.S. government obligations or other secure, short-term investments.
(b)	At March 31, 2014, International Paper’s credit agreements totaled $2.0 billion, including a $1.5 billion contractually committed bank credit agreement that expires in August 2016 and up to $500 million of uncommitted commercial paper-based financings based on eligible receivable balances ($500 million available at March 31, 2014) under a receivables securitization program. On January 8, 2014, the Company amended the receivables securitization facility to extend the maturity date from January 2014 to December 2014.
(c)	Represents non-recourse Temple-Inland debt obligations incurred in connection with Temple-Inland’s 2007 sale of forestlands. See Note 13 to our unaudited consolidated financial statements for the quarter ended March 31, 2014.
(d)	In addition to the debt obligations shown above, we have $5.3 billion of debt obligations payable to non-consolidated variable-interest entities formed to borrow against installment notes we received in connection with certain sales of forestlands. These debt obligations have been offset on our consolidated balance sheet against the value of our investments in these entities for accounting purposes; notwithstanding this accounting treatment, these remain debt obligations of the Company. See Notes 12 and 13 to our audited consolidated financial statements for the year ended December 31, 2013 and Note 13 to our unaudited consolidated financial statements for the quarter ended March 31, 2014.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. If a particular term is inconsistent with the more general term described in the prospectus, the particular term replaces the more general term. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, the supplemental indenture relating to the notes and the notes. As used in this description of the notes, the words “IP,” the “Company,” “we,” “us” or “our” refer only to International Paper Company and do not include any current or future subsidiaries of International Paper Company.

General

We will issue the notes under an indenture, dated April 12, 1999, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee, as supplemented by a supplemental indenture, to be dated as of                       , 2014, between us and the trustee. We refer to the indenture, as supplemented, as the indenture. We will file the supplemental indenture as an exhibit to a Current Report on Form 8-K.

The notes will initially be limited to $         aggregate principal amount, consisting of $         aggregate principal amount of     % Notes due 2024 (the “2024 notes”) and $         aggregate principal amount of     % Notes due 2044 (the “2044 notes” and, together with the 2024 notes, the “notes”). We may, without notice to or the consent of the holders of the notes, issue additional 2024 notes and 2044 notes having identical terms and conditions as the notes of such series being issued in this offering, except for issue date, issue price and, if applicable, first interest payment date and initial interest accrual date, in an unlimited aggregate principal amount. Any such additional 2024 notes or 2044 notes, respectively, will be part of the same series as the 2024 notes or the 2044 notes, respectively, issued in this offering and will be treated as one class with the notes of the applicable series being issued in this offering, including for purposes of voting and redemptions. References herein to the 2024 notes, the 2044 notes and the notes shall in each case include, unless the context otherwise requires, any such additional notes issued as described in this paragraph.

The notes will bear interest from                     , 2014. Interest on the notes will be payable semiannually on             and             of each year, commencing                     , 2014, to the Persons in whose names such notes are registered, subject to certain exceptions, at the close of business on the             or             (whether or not a business day), as the case may be, next preceding such interest payment date. The notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

The 2024 notes will mature on                     , 2024. The 2024 notes will bear interest at the rate of     % per annum.

The 2044 notes will mature on                     , 2044. The 2044 notes will bear interest at the rate of     % per annum.

The notes will not be entitled to the benefit of any sinking fund.

The notes will be our senior unsecured obligations and will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated debt. The notes will be effectively subordinated in right of payment to our existing and future senior secured indebtedness to the extent of the assets securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries. The indenture does not limit the amount of debt that we or our subsidiaries are permitted to incur.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be payable at the principal corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. Notes may be presented for exchange or registration of transfer at the office of the security registrar.

Optional Redemption

We may redeem all or a portion of the notes, at our option, at any time or from time to time as set forth below. We will mail notice to registered holders of the notes of our intent to redeem on not less than 30 nor more than 60 days’ notice. If the 2024 notes or the 2044 notes are redeemed prior to                     , 2024 (the date which is three months prior to the final maturity of the 2024 notes) or                     , 2043 (the date which is six months prior to the final maturity of the 2044 notes), respectively, the redemption price for the notes to be redeemed will equal to the greater of:

•	100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus             basis points with respect to the 2024 notes or             basis points with respect to the 2044 notes, plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

If the 2024 notes or 2044 notes are redeemed on or after                     , 2024 (the date which is three months prior to the final maturity of the 2024 notes) or                     , 2043 (the date which is six months prior to the final maturity of the 2044 notes), respectively, the redemption price for the notes to be redeemed will equal 100% of the principal amount of such notes, plus accrued and unpaid interest to the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealers” means (i) Deutsche Bank Securities Inc. and RBS Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (ii) one or more other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding such redemption date.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes of a series, unless we have exercised our right to redeem the notes of such series as described under “—Optional Redemption” by giving irrevocable notice to the trustee in accordance with the indenture, the indenture provides that each holder of notes of such series will have the right to require us to purchase all or a portion of such holder’s notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes of a series, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of the notes of such series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent provided for in the indenture to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes of a series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered of such series and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes of such series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IP and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to IP or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of IP or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors; or (5) the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means, with respect to the notes of a series, the notes of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the notes of a series at the commencement of any Trigger Period, the notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

For purposes of the notes, the following definition is applicable:

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of IP and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IP and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Limitation on Liens

We have covenanted in the indenture that with regard to the notes, we will not, nor will we permit any subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed that is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any forestlands or principal manufacturing facility (each as defined below) now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such debt, that the notes are secured equally and ratably with, or with preference to, that debt. The foregoing restrictions will not apply to the following:

•

mortgages on any property acquired, constructed or improved by us or any subsidiary after April 12, 1999 which are created or assumed contemporaneously with, or within 180 days after, such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages on any property existing at the time of acquisition thereof; provided, that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by us or any subsidiary, other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

•	mortgages on any property acquired from a corporation that is merged with or into us or a subsidiary, or mortgages outstanding at the time any corporation becomes a subsidiary;

•	mortgages in favor of us or any subsidiary; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any mortgage listed above; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

The following types of transactions, among others, will not be deemed to create debt secured by a mortgage:

•

the sale, mortgage or other transfer of timber in connection with an arrangement under which we are, or a subsidiary is, obligated to cut such timber or a portion of such timber to provide the transferee with a specified amount of money however determined; and

•

the mortgage of any of our property or any subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of refinancing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages.

However, we or any of our subsidiaries may, without securing the notes, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions; provided, that the aggregate amount of secured debt that we may issue, assume or guarantee will not exceed 10% of the net tangible assets of us and our consolidated subsidiaries as of the latest fiscal year-end, when considered together with all other such secured debt and attributable debt (as defined below) then existing in respect of sale and lease-back transactions (as defined below) of us and our subsidiaries, other than sale or lease-back transactions whose proceeds were applied to the retirement of funded debt (as defined below).

The term “net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, excluding current maturities of long-term debt, commercial paper and other short-term indebtedness, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with accounting principles generally accepted in the United States of America.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any subsidiary to, lease from any Person any forestlands or principal manufacturing facility (except for temporary leases for a term of not more than three years) which was owned (and in the case of any such principal manufacturing facility, placed in commercial operation by us or a subsidiary for more than 180 days) and then sold or transferred to that Person by us or a subsidiary (a “sale and lease-back transaction”), unless either:

•

we or the subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased, in an amount equal to the attributable debt regarding such sale and lease-back transaction, without equally and ratably securing the notes pursuant to the covenant described above under “—Limitation on Liens”; or

•

we apply, or covenant that we will apply, an amount equal to the fair value of the leased property, as determined by our board of directors, to the retirement, within 180 days of the effective date of any such sale and lease-back transaction, of the notes or our funded debt which ranks on a parity with the notes.

The term “forestlands” means at any time property in the United States which contains standing timber which is, or is expected upon completion of a growth cycle then in process to become, of a commercial quantity and merchantable quality. However, this does not include any land which at the time is held by, or has been, or after the date of this prospectus is, transferred to a subsidiary primarily for development and/or sale rather than for the production of lumber or other timber products.

The term “principal manufacturing facility” means any paperboard, paper or pulp mill, or paper converting plant of IP or any subsidiary which is located within the United States, other than any mill or plant or portion thereof which:

•

is financed by obligations issued by a state, territory, or possession of the United States, any political subdivision, or the District of Columbia, the interest on which is excludible from its holders’ gross income pursuant to the provisions of Section 103(a) of the Internal Revenue Code or any successor to such provision, as in effect at the time the obligations are issued; or

•	is not, in the opinion of our board of directors, of material importance to the total business conducted by us and our subsidiaries as an entirety.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having by its terms the ordinary voting power to elect a majority of its board of directors is at the time directly or indirectly owned or controlled by us, by any one or more subsidiaries, or by us and one or more subsidiaries, irrespective of whether any other class or classes of the corporation’s stock has or might have voting power by reason of the happening of any contingency.

The term “attributable debt” means the present value at the time of determination of the lessee’s net rental payment obligation over the term, including any extensions, of any lease entered into in connection with a sale and lease-back transaction. The present value will be determined by using a discount rate equal to the weighted average yield to maturity of the notes then outstanding, compounded semiannually. The average will be weighted by the principal amount of the notes.

The term “funded debt” means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date the debt is created.

Consolidation, Merger and Sale of Assets

We shall not consolidate or merge with or into any other Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, and we shall not permit any Person to consolidate or merge with or into us or to sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, unless:

•

in case we consolidate or merge with or into another Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, the Person formed by such consolidation or into which we are merged or the Person which acquires by sale, lease, transfer or otherwise, our assets substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the indenture) on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiary’s obligation as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•

if as a result of any such consolidation or merger or such sale, lease, transfer or other disposition our assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, we or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the trustee an officers certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Modification

The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee under the indenture only with the consent of the holders of not less than a majority in aggregate principal amount of the notes issued under the indenture and affected by such modification or amendment. However, without the consent of any holders of notes, we and the trustee may supplement the indenture in respect of the matters described in the accompanying prospectus under “Description of Debt Securities—Meetings, Modification and Waiver.”

No such modification or amendment may, without the consent of each holder of the notes affected thereby:

•	change the maturity of the principal of, or any installment of principal of or interest on, any such note,

•	reduce the principal amount of, or any premium or interest on, any such note,

•	change the coin or currency in which any such note or any premium or interest thereon is payable,

•

impair the right to institute suit for the enforcement of any payment on or regarding the notes on or after the stated maturity of the notes (or, in the case of redemption, on or after the redemption date as described in the indenture),

•

reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

•	change any obligations of ours to maintain an office or agency in the places and for the purposes required by the indenture, or

•	modify any of the above provisions.

Defeasance

The notes are subject to our ability to defease and/or discharge as described under the caption “Description of Debt Securities—Defeasance” in the accompanying prospectus.

Book-Entry System

The notes will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the indenture. Except as provided below, the actual owners of the notes represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the notes. Under existing industry practices, in the event that any action is requested of, or entitled to be given or taken under the indenture by, holders of the notes, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the notes and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the limited circumstances that may be provided in the indenture.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to IP as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the notes will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or IP, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is IP’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC or its nominee notifies us that it is unwilling or unable to continue as depositary; (ii) DTC ceases to be qualified as required by the indenture; (iii) subject to DTC’s procedures we instruct the trustee, in accordance with the indenture, that the Global Securities will be so registrable and exchangeable; or (iv) an event of default has occurred and is continuing regarding the series of debt securities evidenced by the Global Securities; then (x) security certificates may be prepared by IP with respect to the notes and delivered to the trustee and (y) upon surrender of the Global Securities representing the notes by DTC (or any successor securities depositary), accompanied by registration instructions, IP will cause security certificates in definitive form representing the notes to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriter. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Notices

Notices to holders of registered securities will be given by mail to the holder’s address as it appears in our security register.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Regarding the Trustee

The indenture contains specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest when the notes are in default under specified circumstances, it must eliminate the conflict within 90 days or resign unless it satisfies specified conditions.

The Bank of New York Mellon Trust Company, N.A. acts as trustee under various indentures of ours. We and some of our subsidiaries at various times maintain deposit accounts and conduct our banking transactions with The Bank of New York Mellon Trust Company, N.A. in the ordinary course of business.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase the notes at their issue price (generally the first price at which a substantial amount of the applicable series of notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such notes as capital assets. This discussion is based on the Code, U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold a note as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. This discussion also does not address the U.S. federal income tax considerations that may be relevant to Holders that participate in the Tender Offer.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a note.

EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Certain Additional Payments

In certain circumstances, we are required to make payments on the notes in addition to stated principal and interest. For example, we are required to pay 101% of the principal amount of any note purchased by us at the Holder’s election after a change of control, as described above under the heading “Description of the Notes—Change of Control Triggering Event.”

U.S. Treasury regulations provide special rules for contingent payment debt instruments that, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the notes to be different from those described below. We intend to treat the possibility of our making the above payments as not causing the notes to be contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such Holder acquired its notes. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a Holder might be required to accrue income on the notes in excess of stated interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest on the Notes

In general, interest payable on a note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The notes are not expected to be issued with more than de minimis original issue discount (“OID”). However, if the notes are issued with more than de minimis OID, each U.S. Holder of a note of such series, generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income. The remainder of this discussion assumes that the notes are not issued with more than de minimis OID.

Sale, Exchange, Retirement or Other Disposition of the Notes

Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a note and net gain from the sale, exchange, retirement or other disposition of a note.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

General

Subject to the discussion below concerning backup withholding:

(a) payments of principal, interest and premium with respect to a note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest:

(i)	such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;

(ii)	such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)	such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership;

(iv)	such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)	the certification requirements described below are satisfied; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a note or gain recognized on the sale, exchange, retirement or other disposition of a note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Amounts treated as payments of interest on a note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of interest to certain U.S. persons generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other disposition of a note by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

An individual Non-U.S. Holder who, for U.S. federal estate tax purposes, is not a resident of the United States at the time of such Non-U.S. Holder’s death generally will not be subject to

U.S. federal estate tax on any part of the value of a note owned or treated as owned by such Non-U.S. Holder if, at the time of such Non-U.S. Holder’s death, (i) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and (ii) amounts treated as interest earned on such note are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally and not jointly to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2044 Notes
Deutsche Bank Securities Inc.	$	$
RBS Securities Inc.
BBVA Securities Inc.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA Inc.
SMBC Nikko Securities America, Inc.

Total	$	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any are purchased.

The underwriters have advised us that they initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer the notes to selected dealers at the public offering price minus a selling concession of up to     % of the principal amount of the 2024 notes and     % of the principal amount of the 2044 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to     % of the principal amount of the 2024 notes and     % of the principal amount of the 2044 notes to certain other dealers.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of principal amount). The underwriting discount is the difference between the public offering price and the amount the underwriters pay to us to purchase the notes.

Paid by the Company
Per 2024 Note		%
Per 2044 Note		%

In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to this offering, which we estimate will be approximately $2 million; and

•

we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or make contribution with respect to payments which the underwriters may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriters nominated by the Company for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the notes to the public in relation to any notes in any Relevant Member State” means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each series of the notes is a new issue of securities with no established trading market. In addition, we do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in any series of notes after completion of the offering. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for any series of notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. If the underwriters engage in stabilizing transactions, syndicate covering transactions or penalty bids, they may discontinue them at any time.

We expect to deliver the notes against payment by the underwriters on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters and their affiliates may receive a portion of the net proceeds to the extent they hold Tender Notes or to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. Certain of the underwriters are acting as dealer managers in connection with the Tender Offer. Certain of the underwriters have holdings in the Tender Notes and will therefore receive a portion of the proceeds of this offering if their Tender Notes are tendered and accepted for purchase in the Tender Offer.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF NOTES

The validity of the notes will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements and the related financial statement schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting, incorporated in this prospectus supplement by reference, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the web site is http://www.sec.gov.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC (Commission File Number: 001-03157) are incorporated by reference, provided that information furnished and not filed by us under any item of any Current Report on Form 8-K, including the related exhibits, is not incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 27, 2014,

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 7, 2014, and

•	our Current Reports on Form 8-K filed on February 3, February 14, May 13, 2014 and June 2, 2014.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the notes shall also be deemed to be incorporated herein by reference; provided, that information furnished and not filed by us under any item of any Current Report on Form 8-K, including the related exhibits, is not incorporated herein by reference.

You can obtain any of the filings incorporated by reference herein through us or from the SEC through the SEC’s web site or at the addresses listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to International Paper Company, 6400 Poplar Avenue, Memphis, Tennessee 38197. The telephone number is: (901) 419-9000.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “IP.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 1 and any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2012.

This prospectus is part of a registration statement filed by International Paper Company with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

All references to “we,” “us,” “our,” or “International Paper” in this prospectus are to International Paper Company.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

INTERNATIONAL PAPER COMPANY

We are a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. We are a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The address of our principal executive offices is 6400 Poplar Avenue, Memphis, Tennessee 38197, and our main telephone number is 901-419-9000.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 2011.

	Year Ended December 31,
	2011	2010	2009	2008		2007
Ratio of earnings to fixed charges	3.19	2.16	2.58	—	(1)	3.77

(1)	Our deficiency in earnings necessary to cover fixed charges was approximately $1.1 billion.

For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax earnings before extraordinary items and the cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, we believe, approximates one-third of rent expense), preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the estimated interest factor in rent expense and preferred dividends of subsidiaries.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities directly to the public or as part of a stock purchase unit. The debt securities offered by this prospectus and any applicable prospectus supplement will be our unsecured obligations and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures have been incorporated by reference in the registration statement of which this prospectus is part.

We have summarized the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Copies of the indentures may be obtained from us or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, the sections or defined terms are incorporated by reference into this prospectus.

General

The indentures do not limit the amount of debt securities that we may issue under the indentures, nor do they limit us from incurring or issuing other secured or unsecured debt.

Unless otherwise specified in an applicable prospectus supplement, the debt securities issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated obligations. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, as more fully described in the subordinated indenture, to all of our senior indebtedness. See “—Subordination of Subordinated Debt Securities.”

The applicable prospectus supplement will describe the following terms and provisions as they relate to the particular series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	whether the debt securities are to be issuable as registered securities or bearer securities, or both;

•

whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for debt securities registered in the name of, or any transfer of a global or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

•	the price or prices, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per year at which the debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

•

the dates on which interest payments on the debt securities are due, the regular record date for any interest payable on any debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under “—Global and Book-Entry Debt Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where the principal, premium, if any, and interest on the debt securities will be payable, or the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and price or prices at which the debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

•

a detailed description of the terms of any optional or mandatory redemption provisions regarding a particular series of debt securities within a series or a redemption option of holders upon the conditions defined in the applicable indenture;

•

the denominations in which any debt securities, which are registered securities, will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000 and any integral multiple of $5,000;

•	the currency or currency units of payment of principal of and any premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of principal of and any premium, if any, and interest on the debt securities and the manner in which the amounts will be determined;

•	the terms and conditions, if any, pursuant to which the debt securities are convertible or exchangeable into a security or securities of ours;

•	any other terms of the debt securities consistent with the provisions of the applicable indenture; and

•	descriptions of any special provisions for the payment of additional amounts regarding the debt securities. (Section 3.1)

We may also issue debt securities under the indentures upon the exercise of warrants. See “Description of Warrants.”

We may also issue debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in any applicable prospectus supplement.

In addition, specific United States federal income tax or other considerations applicable to any debt securities denominated other than in United States dollars, and to any debt securities which provide for application of an index to determine principal and interest, will be described in any applicable prospectus supplement.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities offered under this prospectus and any applicable prospectus supplement, form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph. We refer to such issuance of additional debt securities as a further issue.

Form, Exchange, Registration and Transfer

We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities, or both. Interest coupons will be attached to bearer securities, unless otherwise indicated in an applicable prospectus supplement. (Section 2.1) The applicable indenture may also provide that debt securities of a series may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in an applicable prospectus supplement for such series. (Sections 2.3 and 2.4)

Any bearer security, including any debt security that is exchangeable for a bearer security or that is in global form and is either a bearer security or exchangeable for bearer securities, will not be mailed or otherwise delivered to any location in the United States (as defined under “Limitations on Issuance of Bearer Securities”). A bearer security, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii), may not be delivered in definitive form, and no interest will be paid on them, unless the person entitled to receive it furnishes written certification of the beneficial ownership of the bearer security, as required by Treasury Regulation Sections 1.163-5(c)(2)(i)(D)(3)(i) or an electronic certificate described in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). For bearer securities issued in permanent global form, certification must be given in connection with notation of a beneficial owner’s interest in it upon the original issuance of the debt security. (Section 3.3) See “—Global and Book-Entry Debt Securities” and “Limitations on Issuance of Bearer Securities” below.

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder, upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Bearer securities surrendered in exchange for registered securities between a regular or special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that interest payment. Interest accrued at the time the bearer securities are exchanged for the registered security will be payable only to the holder of the applicable coupon when due, in accordance with the terms of the applicable indenture. Accrued interest will not be payable in respect of the registered security that is exchanged for the bearer security. Bearer securities will not be issued in exchange for registered securities. (Section 3.5)

Each bearer security, other than a temporary global bearer security, and any coupon attached thereto, will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

•	DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

•	DTC ceases to be qualified as required by the applicable indenture;

•	we instruct the trustee, in accordance with the applicable indenture, that the book-entry securities will be so registrable and exchangeable;

•	an event of default has occurred and is continuing regarding the series of debt securities evidenced by the book-entry securities; or

•	other circumstances exist as are specified in an applicable prospectus supplement. (Section 3.5)

Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purposes regarding any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar. (Section 3.5) If an applicable prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding any series of debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, we must maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we must maintain, in addition to the security registrar, a transfer agent in a place of payment for such series that is located outside of the United States. We may at any time designate additional transfer agents regarding any series of debt securities. (Section 10.2)

Upon any redemption in part, unless otherwise indicated in an applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of, or exchange debt securities of any series during the period beginning at the opening of business 15 days before selection of any debt securities of such series for redemption, and ending at the close of business on:

•	the day the relevant notice of redemption is mailed, if debt securities of the series are issuable only as registered securities;

•	the first day of publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities; or

•	the day the relevant notice of redemption is mailed, if debt securities of the series may be issued as either bearer or registered securities and there is no publication;

•

register the transfer of, or exchange, any registered security or portion of a registered security that is called for redemption, except for the unredeemed portion of any registered security that is partially redeemed; or

•	exchange any bearer security called for redemption, unless exchanged for a registered security of the same series and a like tenor, and which is immediately surrendered for redemption. (Section 3.5)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of any principal, premium, if any, and interest on bearer securities will be made, subject to any applicable laws and regulations, at the offices of the paying agents located outside the United States that we designate at various times. The paying agent may make payment by check, or by transfer to an account maintained by the payee with a bank located outside of the United States.

Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities at any interest payment date will be made only upon surrender of the applicable coupon to the paying agent. (Section 10.1) No payment regarding any bearer security will be made at any of our offices or agencies in the United States, by check mailed to any address in the United States, or by transfer to an account maintained with a bank located in the United States. However, payments of any principal, premium, if any, and interest on bearer securities denominated and payable in U.S. dollars must be made at the office of our paying agent in the Borough of Manhattan, The City of New York, but only if full payment in U.S. dollars is illegal or effectively precluded by exchange controls or similar restrictions at all offices or agencies located outside the United States. (Section 10.2)

Unless otherwise indicated in an applicable prospectus supplement:

•

payment of any principal, premium, if any, and interest on registered securities will be made at the office of the paying agent or paying agents designated by us, but we or the paying agent may make any interest payment by check mailed to the address described in the security register for the person entitled to the interest payment;

•

payment of any interest installments on registered securities will be made to the person in whose name the security is registered at the close of business on the regular record date for the interest payment; (Section 3.7)

•

the corporate trust office of the trustee in The City of New York will be designated as a paying agent for us for payments regarding debt securities which are issuable solely as registered securities; and

•

we will maintain, subject to the limitations described above in the case of bearer securities, a paying agent outside of the United States for payments regarding debt securities which are issuable solely as bearer securities or as both registered and bearer securities.

An applicable prospectus supplement will specify the name of any other paying agent located within the United States and any paying agent located outside the United States and initially designated by us for the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent, or approve a change in the office through which any paying agent acts.

If a series of debt securities are issuable solely as registered securities, we will maintain a paying agent in each place of payment for such series.

If a series of debt securities are issuable as bearer securities we will maintain:

•

a paying agent in the Borough of Manhattan, The City of New York for payments regarding any registered securities of the series, and for payments regarding bearer securities of the series but only in the circumstances described above; and

•	a paying agent in a place of payment located outside the United States where debt securities of such series and any coupons pertaining to such series may be presented and surrendered for payment.

However, if the debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and that stock exchange requires, we will maintain a paying agent in London, Luxembourg, or any other required city located outside the United States, as the case may be, for the debt securities of such series. (Section 10.2)

Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants’ accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

Neither we, the trustee, the securities registrar nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

All moneys paid by us to a paying agent in respect of any principal, premium, if any, or interest on any debt security and which is unclaimed for two years after the amount becomes due and payable will be repaid to us. After that time the holder of the debt security or coupon can look only to us for payment. (Section 10.3)

Global and Book-Entry Debt Securities

If so specified in an applicable prospectus supplement, the portion of a series of debt securities which are issuable as bearer securities will initially be represented by one or more temporary or permanent global debt securities, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme for credit to the designated accounts. Unless otherwise indicated in an applicable prospectus supplement, each temporary global debt security, on or after 40 days following its issuance, may be exchanged for definitive bearer securities, definitive registered securities, all or a portion of a permanent global debt security, or any combination thereof, as specified in an applicable prospectus supplement and upon written certification in the form and to the effect described under “—Form, Exchange, Registration and Transfer.” No bearer security, including a debt security in permanent global form, that is delivered in exchange for a portion of a temporary or permanent global debt security will be mailed or otherwise delivered in connection with the exchange to any location in the United States. (Sections 3.4 and 3.5)

If debt securities to be sold in the United States are designated by us in an applicable prospectus supplement as book-entry securities, a global security representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the debt securities to be sold in the United States. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the debt securities represented by the book-entry securities with an aggregate amount of debt securities equal to the total number of debt securities that have been so purchased. An applicable prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of a series of debt securities to be represented by one or more global securities. Beneficial interests in the debt securities will only be evidenced by, and transfers of the debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Certain Covenants

Limitations on Liens

We have covenanted in the senior indenture that with regard to the senior debt securities, we will not, nor will we permit any subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed that is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any forestlands or principal manufacturing facility (each as defined below) owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such debt, that the senior debt securities are secured equally and ratably with, or with preference to, that debt. The foregoing restrictions will not apply to the following:

•

mortgages on any property acquired, constructed or improved by us or any subsidiary after April 12, 1999 which are created or assumed contemporaneously with, or within 180 days after such acquisition (or, in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages on any property existing at the time of acquisition thereof; provided, that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by us or any subsidiary other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

•	mortgages on any property acquired from a corporation that is merged with or into us or a subsidiary, or mortgages outstanding at the time any corporation becomes a subsidiary;

•	mortgages in favor of us or any subsidiary; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any mortgage listed above; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

The following types of transactions, among others, will not be deemed to create debt secured by a mortgage:

•

the sale, mortgage or other transfer of timber in connection with an arrangement under which we are, or a subsidiary is, obligated to cut such timber or a portion of such timber to provide the transferee with a specified amount of money however determined; and

•

the mortgage of any of our property or any subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of refinancing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages. (Section 10.7 of senior indenture)

However, we or any of our subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions; provided, that the aggregate amount of secured debt that we may issue, assume or guarantee will not exceed 10% of the net tangible assets of us and our consolidated subsidiaries as of the latest fiscal year-end, when considered together with all other such secured debt and attributable debt (as defined below) then existing in respect of sale and lease-back transactions (as defined below) of us and our subsidiaries, other than sale or lease-back transactions whose proceeds were applied to the retirement of funded debt (as defined below). (Section 10.7 of senior indenture)

The term “net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, excluding current maturities of long-term debt, commercial paper and other short-term indebtedness, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any subsidiary to, lease from any Person any forestlands or principal manufacturing facility (except for temporary leases for a term of not more than three years) which was owned (and in the case of any such principal manufacturing facility, placed in commercial operation by us or a subsidiary for more than 180 days) and then sold or transferred to that Person by us or a subsidiary (a “sale and lease-back transaction”), unless either:

•

we or the subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased, in an amount equal to the attributable debt regarding such sale and lease-back transaction, without equally and ratably securing the senior debt securities pursuant to the covenant described above under “—Limitation on Liens”; or

•

we apply, or covenant that we will apply, an amount equal to the fair value of the leased property, as determined by our board of directors, to the retirement, within 180 days of the effective date of any such sale and lease-back transaction, of the senior debt securities or our funded debt which ranks on a parity with the senior debt securities. (Section 10.8 of senior indenture)

The term “forestlands” means at any time property in the United States which contains standing timber which is, or is expected upon completion of a growth cycle then in process to become, of a commercial quantity and merchantable quality. However, this does not include any land which at the time is held by, or has been, or after the date of this prospectus is, transferred to a subsidiary primarily for development and/or sale rather than for the production of lumber or other timber products. (Section 1.1 of senior indenture)

The term “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. (Section 1.1 of senior indenture)

The term “principal manufacturing facility” means any paperboard, paper or pulp mill, or paper converting plant of ours or any subsidiary which is located within the United States, other than any mill or plant or portion thereof which:

•

is financed by obligations issued by a state, territory, or possession of the United States, any political subdivision, or the District of Columbia, the interest on which is excludible from its holders’ gross income pursuant to the provisions of Section 103(a) of the Internal Revenue Code or any successor to such provision, as in effect at the time the obligations are issued; or

•	is not, in the opinion of our board of directors, of material importance to the total business conducted by us and our subsidiaries as an entirety. (Section 1.1 of senior indenture)

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having by its terms the ordinary voting power to elect a majority of its board of directors is at the time directly or indirectly owned or controlled by us, by any one or more subsidiaries, or by us and one or more subsidiaries, irrespective of whether any other class or classes of the corporation’s stock has or might have voting power by reason of the happening of any contingency. (Section 1.1 of senior indenture)

The term “attributable debt” means the present value at the time of determination of the lessee’s net rental payment obligation over the term, including any extensions, of any lease entered into in connection with a sale and leaseback transaction. The present value will be determined by using a discount rate equal to the weighted average yield to maturity of the senior debt securities then outstanding, compounded semiannually. The average will be weighted by the principal amount of the senior debt securities of each series or, in the case of original issue discount securities, the amount to be determined as provided in the definition of “outstanding” in the applicable senior indenture. (Section 1.1 of senior indenture)

The term “funded debt” means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date the debt is created. (Section 1.1 of senior indenture)

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in an applicable prospectus supplement, we shall not consolidate or merge with or into any other Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, and we shall not permit any Person to consolidate or merge with or into us or to sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, unless:

•	in case we consolidate or merge with or into another Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, the Person formed by such consolidation or into which we are merged or the Person which acquires by sale, lease, transfer or otherwise, our assets substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the indenture) on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiary’s obligation as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•

if as a result of any such consolidation or merger or such sale, lease, transfer or other disposition our assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, we or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 8.1)

Subordination of Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness (as defined below). Upon any payment or distribution of assets to creditors pursuant to any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ours, the holders of senior indebtedness will be entitled to payment in full of any principal, premium, if any, and interest on such senior indebtedness, before the holders of the subordinated debt securities will be entitled to any payment in respect of any principal, premium, if any, or interest on the subordinated debt securities. (Section 16.2 of subordinated indenture) Because of the subordination, our creditors may ratably recover less than the holders of senior indebtedness, and more than the holders of the subordinated debt securities, upon liquidation or insolvency.

If the maturity of any subordinated debt securities is accelerated, the holders at that time of all senior indebtedness then outstanding will first be entitled to receive payment in full of all amounts due thereon, before the holders of the subordinated debt securities will be entitled to receive any payment of any principal, premium, if any, and interest on the subordinated debt securities. (Section 16.3 of subordinated indenture)

No principal, premium, or interest payments may be made in respect of the subordinated debt securities if:

•	a default in any payment has occurred and is continuing regarding any senior indebtedness;

•	an event of default resulting in the acceleration of the maturity of any senior indebtedness has occurred and is continuing; or

•	any judicial proceeding is pending regarding any such default. (Section 16.4 of subordinated indenture)

For purposes of the subordination provisions of the subordinated indenture, the payment, issuance and delivery of cash, property or securities, other than stock and our specified subordinated securities, upon conversion of a subordinated debt security, is a principal payment in respect of the subordinated debt security.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, including indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities constitute senior indebtedness under the subordinated indenture.

The term “senior indebtedness” includes all amounts due on and obligations incurred in connection with any of the following, whether outstanding at the date the subordinated indenture is executed or incurred or created after the subordinated indenture is executed, unless the instrument creating or evidencing the obligation provides that it is not senior in right of payment to the subordinated debt securities, or is equally senior with or junior to the subordinated debt securities: (Section 1.1 of subordinated indenture)

•	our indebtedness, obligations and other liabilities, contingent or otherwise, incurred for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

•

our reimbursement obligations and other liabilities, contingent or otherwise, regarding letters of credit, bankers’ acceptances issued for our account, interest rate protection agreements or currency exchange or purchase agreements;

•

obligations and liabilities, contingent or otherwise, in respect of leases by us as lessee which are accounted for as capitalized lease obligations on our balance sheet in accordance with generally accepted accounting principles;

•

all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or assure a creditor against our loss in respect of, indebtedness, obligations or liabilities of another person described in any of the three immediately preceding provisions;

•

any indebtedness described in any of the four immediately preceding provisions and which is secured by any mortgage, pledge, lien or other encumbrance existing on property owned or held by us, regardless of whether the indebtedness secured thereby has been assumed by us; and

•

any deferrals, renewals, extensions and refunds of, or amendments, modifications or supplements to, any indebtedness, obligation or liability described in any of the five immediately preceding provisions.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion Rights

If applicable, the terms pursuant to which debt securities of any series are convertible into or exchangeable for our common stock or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or our other securities to be received by the holders of debt securities would be subject to adjustment.

Events of Default

Each of the following events is an event of default under the applicable indenture, regarding debt securities of any series, unless otherwise indicated in an applicable prospectus supplement:

•

failure to pay any interest on a debt security of such series when due, continuing for 30 days, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

•

failure to pay any principal of or premium on any debt security of such series when due, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

•

failure to deposit any sinking fund payment when due, in respect of any debt security of such series, and in the case of the subordinated indenture whether or not the deposit is prohibited by the subordination provisions;

•

our failure to perform any other covenant under the applicable indenture or debt security, other than one included solely for the benefit of a series of debt securities other than such series, and continuing for 60 days after written notice has been provided in accordance with the applicable indenture;

•	specific events in bankruptcy, insolvency or reorganization involving us; and

•	any other event of default regarding the debt securities of such series. (Section 5.1)

If an event of default regarding the outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the applicable indenture, the principal amount of the debt securities of such series to be due and immediately payable.

For any debt security that is an original issue discount security or whose principal amount is not then determinable, the amount due and immediately payable is that portion of the principal amount of the debt security (or other amount in lieu of the principal amount) as is specified in the terms of the debt security. At any time after a declaration of acceleration regarding debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under specific circumstances, rescind and annul such acceleration. (Section 5.2)

The indentures provide that, subject to the trustee’s duty to act with the required standard of care during an event of default, the trustee has no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Section 6.1) Subject to the trustee indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, regarding the debt securities of such series. (Section 5.12)

We will annually furnish to the applicable trustee a statement as to the performance of obligations under the applicable indenture and as to any default in performance.

Defeasance

We may, if so specified regarding any particular series of debt securities, discharge our indebtedness and certain of our obligations under the applicable indenture, by depositing with the applicable trustee funds or obligations issued or guaranteed by the United States, unless an applicable prospectus supplement indicates otherwise.

Defeasance and Discharge.     The indentures provide that, if so specified regarding the debt securities of any series, we will be discharged from all obligations in respect of the debt securities of such series upon deposit in trust of cash and/or U.S. government obligations with the applicable trustee, the payment of interest and principal upon which will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the debt securities of such series at the stated maturity of such payments and in accordance with the terms of the applicable indenture and debt securities of such series. This will include, in the case of subordinated debt securities, the subordination provisions described under “—Subordination of Subordinated Debt Securities.”

The term “U.S. government obligations” means direct obligations of the United States or of an agency or instrumentality of the United States that is, or is unconditionally guaranteed as, a full faith and credit obligation of the United States and that is not callable or redeemable at the option of the issuer thereof. The term also includes certain depository receipts with respect to such obligations.

Such a deposit in trust may be made only if, among other things, the following conditions are met:

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax as if no deposit, defeasance and discharge had occurred, which opinion will be based upon either of the following:

•	we having received a ruling from the Internal Revenue Service, or the Internal Revenue Service having published such a ruling; or

•	there having been a change in applicable United States federal income tax law since the date of the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that such deposit, defeasance and discharge will not result in the delisting of the debt securities of such series, if then listed on any domestic or foreign securities exchange; and

•	in the case of the subordinated debt securities:

•	no default in the payment of any principal, premium, if any, or interest on any senior indebtedness will have occurred and be continuing; or

•	no other default regarding any senior indebtedness will have occurred and be continuing and have caused the acceleration of the senior indebtedness. (Section 4.3 of the subordinated indenture)

The restrictions within this provision will not apply to specific obligations relating to:

•	temporary debt securities and exchange of debt securities,

•	registration of transfer or exchange of debt securities of such series,

•	replacement of stolen, lost or mutilated debt securities of such series,

•	maintenance of paying agencies to hold monies for payment in trust, and

•	payment of any additional amounts required as a result of United States withholding taxes imposed on payments to non-United States persons.

Defeasance of Certain Obligations.     The senior indenture provides that, if so specified regarding the senior debt securities of any series, we may omit compliance with the covenants described under “—Certain Covenants” and any other covenants applicable to the senior debt securities which are subject to covenant defeasance, and that such omission will not be an event of default regarding the debt securities of such series, upon a deposit in trust with the trustee. Such deposit in trust must be of cash and/or U.S. government obligations, which through the scheduled payment of interest and principal thereon will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the senior debt securities of such series at the stated maturity of such payments in accordance with the senior indenture and senior debt securities of such series. Our obligations under the senior indenture and senior debt securities of such series, other than regarding such covenant, will remain in full force and effect.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•

the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of specific obligations and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred; and

•

the senior debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of the deposit and defeasance. (Section 10.11 of senior indenture)

In the event we exercise our option to omit compliance with the covenants described under “—Certain Covenants” regarding the senior debt securities of any series, as described above, and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of money and U.S. government obligations on deposit with the trustee must be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity, but may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from the default. We will in any event remain liable for the payments as provided in the senior indenture.

Meetings, Modification and Waiver

Unless otherwise indicated in an applicable prospectus supplement, modifications of and amendments to the indentures may be made by us and the trustee under the applicable indenture only with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding debt securities issued under the applicable indenture and affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder of the outstanding debt security affected thereby, do any of the following:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, premium, if any, or interest on, any debt security;

•	change any obligation of ours to pay additional amounts;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•

impair the right to institute suit for the enforcement of any payment on or regarding any debt security on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date as described in the indenture);

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security, if applicable;

•	modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities, in the case of the subordinated indenture;

•

reduce the percentage of the holders, in principal amount, of any series of outstanding debt securities whose consent is required to either modify or amend the applicable indenture, to waive compliance with specific provisions of the applicable indenture, or to waive specific defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change any obligations of ours to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions. (Section 9.2)

However, without the consent of any holders of debt securities, we and the trustee may supplement the indentures to, among other things:

•	reflect that another entity has succeeded us and assumed our covenants under the applicable indenture and any debt securities;

•

add to our covenants for the benefit of the holders of debt securities (and if the covenants are to be for the benefit of less than all series of debt securities, stating which series are entitled to benefit) or to surrender any right or power conferred upon us;

•	add any additional events of default;

•	provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

•

change or eliminate any of the provisions of the applicable indenture, provided that any change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision;

•	establish the form or terms of any series of debt securities and any related coupons provided by the applicable indenture;

•

make provision with respect to the conversion rights of holders pursuant to the applicable indenture, including providing for the conversion of the debt securities into any security or property (other than our common stock);

•	secure the notes pursuant to the requirements described above under “—Certain Covenants”;

•	change the trustee or provide for any additional trustee; or

•

cure any ambiguity or correct or supplement any inconsistency in the indenture or in the notes or make any other provisions necessary or desirable, as long as the action shall not adversely affect the interest of the holders of the notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities, waive, insofar as such series is concerned, compliance by us with specific restrictive provisions of the applicable indenture, unless a greater percentage is specified in the applicable prospectus supplement. (Section 10.10 of senior indenture) The holders of at least a majority in aggregate principal of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities and any coupons pertaining thereto, waive any past default under the applicable indenture, except a default:

•	in any payment of principal, premium, if any, or interest on any debt security of such series; and

•

in respect of a covenant or provision of the applicable indenture and the debt securities, if applicable, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Section 5.13)

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, or are present at a meeting of holders of debt securities for quorum purposes, the following will apply:

•

the outstanding principal amount of an original issue discount security will be the amount of the principal of the security that would be due and payable as of the date of determination, upon acceleration of the maturity thereof;

•

the principal amount of a debt security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date the debt security was originally issued, of the principal amount of the debt security;

•

the principal amount of an original issue discount security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of the debt security, of the amount that would be due and payable as of the date of determination, upon acceleration of the maturity thereof; and

•	debt securities owned by us or any obligor upon the debt securities or any affiliate of ours or of such other obligor shall be disregarded and deemed not to be outstanding. (Section 1.1)

The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of such series are issuable as bearer securities. (Section 13.1) A meeting may be called at any time by the trustee, or upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series. In either case, notice of the meeting must be given in accordance with “—Notices” below. (Section 13.2)

Unless otherwise provided in an applicable prospectus supplement, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series.

Additionally, any resolution regarding any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present. Adoption of a resolution is accomplished by the affirmative vote of the holders of the specified percentage in the principal amount of the outstanding debt securities of such series, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above.

Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of such series and the related coupons. The quorum at any meeting that is called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series. (Section 13.4)

Notices

Except as otherwise provided in the applicable indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York, the City of London and in any other city or cities specified in the debt securities. Notices to holders of registered securities will be given by mail to the holder’s address as it appears in the Security Register. (Sections 1.1, 1.6)

Title

Title to any temporary global debt security, any bearer securities, including bearer securities in permanent global form, and any coupons appertaining to the securities will pass by delivery. We, the trustee and any agent of ours or the trustee’s may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner (whether or not the debt security or coupon will be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

Replacement of Debt Securities and Coupons

Any mutilated debt security or a debt security with a mutilated coupon appertaining thereto will be replaced by us at the expense of the holder upon surrender of the debt security to the trustee. Debt securities or coupons that became destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery of the trustee of the debt security and coupons or evidence of the destruction, loss or theft satisfactory to us and the trustee; in the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security or coupon before a replacement debt security will be issued. (Section 3.6)

Governing Law

The indentures, the debt securities and the coupons will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws. (Section 1.13)

Regarding the Trustee

The indentures contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days or resign unless it satisfies specified conditions.

The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly known as The Bank of New York) acts as trustee under the indentures. We and some of our subsidiaries at various times maintain deposit accounts and conduct our banking transactions with the trustee in the ordinary course of their business. The applicable prospectus supplement will describe the relationships between us and/or certain of our subsidiaries and any other trustee named in the applicable prospectus supplement.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

In compliance with United States federal tax laws and regulations, bearer securities (including debt securities that are exchangeable for bearer securities and debt securities in permanent global form that are either bearer securities or exchangeable for bearer securities) may not be offered, sold, resold or delivered, directly or indirectly, in connection with their original issuance in the United States or to United States persons, each as defined below, except as otherwise permitted by Treasury Regulations Section 1.163-5(c) (2) (i) (D) including offers and sales to offices of United States financial institutions (as defined in Treasury Regulations Section 1.165-12(c) (1) (iv)) located outside the United States and which agree in writing to comply with the requirements of Section 165(j) (3) (A),(B) or (C) of the Internal Revenue Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of debt securities, directly or indirectly, must agree in writing that they will not offer, sell or resell any bearer securities to persons within the United States or to United States persons (except as described above) or deliver bearer securities within the United States other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the debt securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the debt securities are aware that bearer securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c) (2) (i) (D). Furthermore, the owner of the obligation, or the financial institution or clearing organization through which the owner holds the obligation, must certify to us that the owner is not a United States person.

Bearer securities and any coupons attached thereto will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287 (a) of the United States Internal Revenue Code.”

The sections referred to in the above legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of the bearer security or coupon.

Purchasers of bearer securities may be affected by limitations under United States tax laws. The applicable prospectus supplement will describe the limitations for any bearer securities relating thereto.

For purposes of the laws and regulations described in this section, “United States person” means:

•	an individual who is, for United States federal income tax purposes, a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

“United States” means the United States of America, including the States and the District of Columbia, its territories and its possessions.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock at December 31, 2011 consisted of 990,850,000 shares of common stock, $1 par value; 400,000 shares of cumulative $4 preferred stock, without par value (stated value $100 per share); and 8,750,000 shares of serial preferred stock, $1 par value.

Common Stock

Subject to the rights of the holders of any shares of our preferred stock or $4 preferred stock, which may at the time be outstanding, common stock holders are entitled to receive dividends as may be declared at various times by the board of directors out of legally available funds.

The common stock holders are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Common stock holders are entitled to receive, upon any liquidation of International Paper, all remaining assets available for distribution to shareholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of common stock are, and the shares offered pursuant to any applicable prospectus supplement will be, fully paid and nonassessable. The common stock holders have no preemptive, conversion or redemption rights. The common stock is listed on the New York Stock Exchange. The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

Our restated certificate of incorporation provides for the annual election of our directors.

Serial Preferred Stock

The following summarizes briefly some general terms of our preferred stock. You should read the terms of any series of preferred stock, which will be described in more detail in an applicable prospectus supplement. If indicated in an applicable prospectus supplement, the terms of any series may differ from the terms described below. You should also read the more detailed provisions of our restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for provisions that may be important to you.

General

Under our restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of up to 8,750,000 shares of preferred stock. The preferred stock may be issued in one or more series, with specific designations of:

•	titles;

•	dividend rates;

•	any redemption provisions;

•	special or relative rights in the event of the liquidation, dissolution, distribution or winding up of International Paper;

•	any sinking fund provisions;

•	any conversion provisions;

•	any voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as will be described as and when established by our board of directors.

The shares of each series of preferred stock will be, when issued, fully paid and non-assessable and holders will have no preemptive rights in connection with the shares.

So long as any shares of $4 preferred stock are outstanding, the preferences, privileges and voting powers, if any, of the shares of preferred stock of any series, and the restrictions or qualifications thereof will be subject to the preferences, privileges and voting powers, if any, of the shares of $4 preferred stock and the restrictions and qualifications of those shares.

Rank

Each series of preferred stock will, regarding rights on liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock. We refer to these securities as the junior liquidation securities;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock. We refer to these securities as parity liquidation securities; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including any $4 preferred stock.

In addition, each series of preferred stock will, regarding dividend rights, rank:

•

senior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock parity dividend securities; and

•

junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including any $4 preferred stock. As used in any certificate of designation for these purposes, the term equity securities will not include debt securities convertible into or exchangeable for equity securities.

Dividends

Preferred stock holders will be entitled to receive, when and if declared by our board of directors out of legally available funds, cash dividends at the rates and on the dates described in an applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books, or if applicable, the records of the depositary referred to below under the caption “Description of Depositary Shares,” on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of preferred stock, unless dividends will have been paid or set apart for the payment on the parity dividend securities. If full dividends are not so paid, each series of preferred stock will share dividends pro rata with the parity dividend securities.

Conversion and Exchange

The applicable prospectus supplement for each series of preferred stock will state the terms, if any, that shares of such series are convertible into shares of another series of preferred stock or common stock or exchangeable for another series of preferred stock, common stock or debt securities of ours. Our common stock is described above under the caption “—Common Stock.”

Redemption

A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holders of the shares and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices described in the applicable prospectus supplement relating to the series.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined by our board of directors to be equitable. On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock that are called for redemption, and all rights of the holders of the shares will end except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, holders of each series of preferred stock that ranks senior to the junior liquidation securities will be entitled to receive, out of our assets available for distribution to shareholders, before any distribution is made on any junior liquidation securities (including common stock), distributions upon liquidation in the amount described in an applicable prospectus supplement relating to each series of preferred stock, plus any accrued and unpaid dividends.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, the amounts payable regarding the preferred stock of any series and any other parity liquidation securities are not paid in full, the holders of the preferred stock of the series and the parity liquidation securities will share ratably in any distribution of our assets, in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting Rights

Except as indicated below or in an applicable prospectus supplement relating to a particular series of preferred stock or except as expressly required by applicable law, the holders of shares of preferred stock will have no voting rights.

Cumulative Preferred Stock

Our $4 preferred stock is senior to the common stock and the preferred stock as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up of International Paper. The $4 preferred stock bears a dividend of $4.00 per share per annum from our surplus or net profits, but only when and as declared by our board of directors. Dividends on the $4 preferred stock are cumulative. Such dividends are payable quarterly in each year on the dates as at various times may be fixed by our board of directors. Accumulated dividends do not bear interest.

If dividends on any outstanding shares of the $4 preferred stock for all past quarterly dividend periods and the then current quarterly period have not been paid in full or declared and set apart for payment, no dividends, other than those dividends payable in stock ranking junior to the $4 preferred stock, will be declared or paid or set apart for payment on, nor will any distribution be made to, any class of stock ranking junior to the $4 preferred stock.

Holders of the $4 preferred stock have no general voting rights but have the right to vote in specified circumstances.

If at the time of any annual meeting of shareholders, dividends have not been paid on the shares of the $4 preferred stock in an aggregate amount equal to four full quarterly dividends, whether consecutive or not, then at the annual meeting, the holders of the $4 preferred stock will have the sole right, to the exclusion of all other classes of stock, to vote for and elect one-third, or the nearest whole number thereto, of the total number of directors to be elected at the annual meeting and thereafter at all meetings for the election of directors until all arrearages of dividends accumulated on the $4 preferred stock for all preceding dividend periods have been paid or declared and set apart for payment. Whenever all arrearages of dividends have been paid or declared and set apart for payment, all powers of the holders of the $4 preferred stock to vote for directors will end, and the tenure of all directors elected by them will automatically end.

So long as any shares of the $4 preferred stock are outstanding, we may not, without first obtaining a majority vote of the holders of the outstanding shares of the $4 preferred stock:

•	increase the authorized number of shares of $4 preferred stock;

•	authorize, create or issue stock of any class ranking on a parity with the $4 preferred stock as to the payment of dividends or distributions upon dissolution, liquidation or winding up; or

•	sell, lease or otherwise dispose of all or substantially all of our assets, otherwise than by merger or consolidation.

In addition, so long as any shares of $4 preferred stock are outstanding, we may not, without first obtaining the vote of holders of at least two-thirds of the outstanding shares of $4 preferred stock, authorize, create or issue stock of any class ranking, as to the payment of dividends or distribution upon dissolution, liquidation or winding up, senior to the $4 preferred stock.

Our restated certificate of incorporation, as amended, provides that for so long as any shares of preferred stock are outstanding, we will not issue any shares of $4 preferred stock without first obtaining the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock.

Upon the dissolution, liquidation or winding up of International Paper, the holders of the $4 preferred stock will be entitled to receive out of our net assets, whether represented by capital or surplus, the following:

•	if the dissolution, liquidation or winding up is voluntary, cash in an amount per share of $105; and

•	if the dissolution, liquidation or winding up is involuntary, cash in the amount of $100 per share.

In addition, holders will be entitled to receive, in either case, an amount equal to all dividends accrued and unpaid on shares up to and including the date fixed for distribution, whether or not earned or declared and, in either case, before any distribution of the assets to be distributed is made to the holders of stock ranking junior to the $4 preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus is a part.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any of the amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of International Paper.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’s obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling security holders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds (not including underwriting compensation) of any offering of securities made under this prospectus will be paid to a FINRA member participating in the offering or its affiliates and associated persons in the aggregate, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the web site is http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC (Commission File Number: 001-03157) are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 27, 2012,

•	Current Report on Form 8-K filed on January 5, 2012,

•	Current Report on Form 8-K filed on February 16, 2012,

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2010 provided in our Proxy Statement filed on April 8, 2011, and

•	Registration Statement on Form 8-A (as amended) filed on July 20, 1976.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s web site or at the addresses listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to International Paper Company, 6400 Poplar Avenue Memphis, Tennessee 38197. The telephone number is: (901) 419-9000.

VALIDITY OF SECURITIES

The validity of the securities offered by us hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

International Paper Company

$         of     % Notes due 2024

$         of     % Notes due 2044

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 27, 2012)

Deutsche Bank Securities	RBS

BBVA	BNP PARIBAS	Credit Agricole CIB

Mizuho Securities	SMBC Nikko

                    , 2014